Exhibit 99.2

Amended and Restated Loan Agreement

THIS AMENDED AND RESTATED LOAN AGREEMENT (the “Agreement”), is entered into as of December 18, 2013, between HEALTHCARE SERVICES GROUP, INC., HUNTINGDON HOLDINGS, INC. and HCSG STAFF LEASING SOLUTIONS, LLC (individually and collectively, jointly and severally, the “Borrower”), with an address at 3220 Tillman Drive, Glenview Corporate Center, Suite 300, Bensalem, PA 19020, and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at 1600 Market Street, Philadelphia, PA 19103 and amends, restates and replaces (but does not constitute a novation of or affect the status of any liens or security interests granted pursuant to) that certain Loan Agreement dated as of January 1, 2011, as amended (the “Existing Loan Agreement”), and Borrower’s execution of this agreement constitutes a ratification and confirmation of all liens and security interests granted under or pursuant to the Existing Loan Agreement.
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The Borrower and the Bank, with the intent to be legally bound, agree as follows:

1.    Loan. The Bank has made or may make one or more loans (collectively, the “Loan”) to the Borrower subject to the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement. The Loan is or will be evidenced by a promissory note or notes and/or one or more reimbursements of the Borrower and all renewals, extensions, amendments and restatements thereof (if one or more, collectively, the “Note”) acceptable to the Bank, which shall set forth the interest rate, repayment and other provisions, the terms of which are incorporated into this Agreement by reference. As of the date hereof, the Loan governed by this Agreement shall include, but not be limited to, the following:

1.1.    Committed Line of Credit.    A committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this Agreement, will make advances to the Borrower from time to time until the Expiration Date, in an amount in the aggregate at any time outstanding not to exceed $125,000,000.00 (the “Line of Credit”). The “Expiration Date” means December 18, 2018, or such later date as may be designated by the Bank by written notice to the Borrower. Advances under the Line of Credit will be used for working capital or other general business purposes of the Borrower.

1.1.2.    Letter of Credit Subfacility.    The Borrower may request that the Bank, in lieu of cash advances, issue standby letters of credit (individually, a "Letter of Credit" and collectively the "Letters of Credit"). Any Letter of Credit issued under the Line of Credit can be issued for up to one year and may have automatic renewal features. However, at no time may any Letter of Credit have an expiration date later than one (1) year after the Expiration Date (the “Final LC Expiration Date”). The availability of advances under the Line of Credit shall be reduced by the face amount of each Letter of Credit issued and outstanding (whether or not drawn). For purposes of this Agreement, the “face amount” of any Letter of Credit shall include any automatic increases in face amount under the terms of such Letter of Credit, whether or not any such increase in face amount has become effective. Each payment by the Bank under a Letter of Credit shall in the Bank's discretion constitute an advance of principal under the Line of Credit and shall be evidenced by the Line of Credit Note. The Letters of Credit shall be governed by the terms of this Agreement and by one or more reimbursement agreements, in form and content satisfactory to the Bank, executed by the Borrower in favor of the Bank, including that certain Reimbursement Agreement for Standby Letter(s) of Credit dated January 1, 2011, executed by the Borrower in favor of the Bank (collectively, the "Reimbursement Agreement"). Each request for the issuance of a Letter of Credit must be accompanied by the Borrower's execution of an application on the Bank's standard forms (each, an "Application"), together with all supporting documentation. Each Letter of Credit will be issued in the Bank's sole discretion and in a form acceptable to the Bank. The Borrower shall pay the Bank's standard issuance fee on the face amount of each Letter of Credit upon issuance, together with such other customary fees, commissions and expenses therefor as shall be required by the Bank. Notwithstanding anything herein to the contrary, the Existing Letter of Credit (as hereinafter defined) shall be deemed to have been issued pursuant hereto as a “Letter of Credit” hereunder and subject to and governed by the terms and conditions of this Agreement and the Reimbursement Agreement. For purposes hereof, “Existing Letter of Credit” shall mean that certain standby Letter of Credit Number 0020255400000 issued by the Bank for the account of the Borrower with a stated amount of $43,520,000.00 for the benefit of Zurich Amer. Ins. Co. (including any renewals, extensions, modifications or replacements thereof. This Agreement is not a pre-advice for the issuance of a letter of credit and is not irrevocable. In addition, the Borrower shall pay to the Bank a fee (the “Letter of Credit Commission”), calculated daily (on the basis of a year of 360 days), on the amount available to be drawn at such time under all Letters of Credit issued under the Loan (including any amounts drawn thereunder and not reimbursed, regardless of the existence or satisfaction of any conditions or limitations on drawing) each day at a rate of seventy-five (75) basis points (0.75%) per annum. The Letter of Credit Commission shall be payable quarterly on the first day of each quarter and on the Final LC Expiration Date. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, the Letter of Credit Commission, as calculated above, shall be increased by (200) basis points (2%) per annum.

1.1.3     Commitment Fee. Beginning on the first day of the quarter after the date of the Note and continuing on the first day of each calendar quarter thereafter until the Expiration Date, the Borrower shall pay a commitment fee to the Bank, in arrears, at the rate of one tenth of one percent (0.10%) per annum on the average daily balance of the Line of Credit (including, for purposes of this calculation, the aggregate face amount of all Letters of Credit issue and outstanding) which is undisbursed and uncancelled during the preceding quarter. The commitment fee shall be computed on the basis of a year of 360 days and paid on the actual number of days elapsed.

2.    Security. As of the date hereof, the Loan shall be unsecured. This Agreement, the Note, the Reimbursement Agreement and all other agreements and documents executed and/or delivered pursuant hereto, as each may be amended, modified, extended or renewed from time to time, are collectively referred to as the “Loan Documents.” Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents.

3.    Representations and Warranties.  The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Loan is paid in full, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the “Addendum”):

3.1.    Existence, Power and Authority.  The Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

3.2.    Financial Statements.  The Borrower has delivered or caused to be delivered to the Bank its most recent balance sheet, income statement and statement of cash flows (as applicable, the “Historical Financial Statements”). The Historical Financial Statements are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower’s operations for the period specified therein. The Historical Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied from period to period, subject in the case of interim statements to normal year‑end adjustments.

3.3.    No Material Adverse Change.  Since the date of the most recent Financial Statements (as hereinafter defined), the Borrower has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or reasonably likely to result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operation.

3.4.    Binding Obligations.  The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

3.5.    No Defaults or Violations.  There does not exist any Event of Default under this Agreement or any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i)  its articles or certificate of incorporation, regulations or bylaws or its other organizational documents as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation or Event of Default.

3.6.    Title to Assets.  The Borrower has good and marketable title to the assets reflected on the most recent Financial Statements, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable, (ii) assets disposed of by the Borrower in the ordinary course of business since the date of the most recent Financial Statements, and (iii) those liens or encumbrances, if any, specified on the Addendum.

3.7.    Litigation.  There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, which could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations and there is no basis known to the Borrower for any action, suit, proceeding or investigation which could result in such a material adverse change.

3.8.    Tax Returns.  The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including income, unemployment, social security and similar taxes, and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

3.9.    Employee Benefit Plans. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 (as amended from time to time, “ERISA”), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

3.10.    Environmental Matters. The Borrower is in compliance, in all material respects, with all Environmental Laws (as hereinafter defined), including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower’s knowledge, threatened against the Borrower, any real property which the Borrower holds or has held an interest or any past or present operation of the Borrower. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower’s knowledge has occurred, on, under or to any real property in which the Borrower holds or has held any interest or performs or has performed any of its operations, in violation of any Environmental Law. As used in this Section, “litigation or proceeding” means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and “Environmental Laws” means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

3.11.    Intellectual Property. The Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know‑how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

3.12.    Regulatory Matters. No part of the proceeds of the Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

3.13.    Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they become due, and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

3.14.    Disclosure. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

4.    Affirmative Covenants.  The Borrower agrees that from the date of execution of this Agreement until the Loan has been paid in full and any commitments of the Bank to the Borrower have been terminated, the Borrower will:

4.1.    Books and Records. Maintain books and records in accordance with GAAP and give representatives of the Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements and returns which the Borrower may make to or file with any federal, state or local governmental department, bureau or agency.

4.2.    Interim Financial Statements; Certificate of No Default. Furnish the Bank within 60 days after the end of each quarter, Healthcare Services Group, Inc.’s Financial Statements for such period, in reasonable detail, certified by an authorized officer of Healthcare Services Group, Inc. and prepared in accordance with GAAP consistently applied from period to period. The Healthcare Services Group, Inc. shall also deliver a certificate as to its compliance with applicable financial covenants (containing detailed calculations of all financial covenants) for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures that Healthcare Services Group, Inc. proposes to take. As used in this Agreement “Financial Statements” means the Healthcare Services Group, Inc.’s consolidated and, if required by the Bank in its sole discretion, consolidating balance sheets, income statements and statements of cash flows for the year, month or quarter together with year‑to‑date figures and comparative figures for the corresponding periods of the prior year.

4.3.    Annual Financial Statements. Furnish Healthcare Services Group, Inc.’s consolidated Financial Statements to the Bank within 120 days after the end of each fiscal year. Those Financial Statements will be prepared on an audited basis in accordance with GAAP by an independent certified public accountant selected by Healthcare Services Group, Inc. and satisfactory to the Bank. Audited Financial Statements shall contain the unqualified opinion of an independent certified public accountant and all accountant examinations shall have been made in accordance with GAAP consistently applied from period to period.

4.4.    Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Bank in its sole discretion.

4.5.    Maintenance of Existence, Operation and Assets. Do all things necessary to (i) maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business as currently conducted; (ii) continue in operation in substantially the same manner as at present; (iii) keep its properties in good operating condition and repair; and (iv) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

4.6.    Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts, as is customary for established companies engaged in the same or similar business and similarly situated.

4.7.    Compliance with Laws. Comply in all material respects with all laws applicable to the Borrower and to the operation of its business (including without limitation any statute, ordinance, rule or regulation relating to employment practices, pension benefits or environmental, occupational and health standards and controls).

4.8.    Bank Accounts. Establish and maintain at the Bank the Borrower’s primary depository accounts.

4.9.    Financial Covenants. Comply with all of the financial and other covenants, if any, set forth on the Addendum.

4.10.    Additional Reports. Provide prompt written notice to the Bank of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default (a “Default”), (ii) any material litigation filed by or against the Borrower, (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which has resulted or could reasonably be expected to result in a material adverse change in the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower.

5.    Negative Covenants.  The Borrower covenants and agrees that from the date of this Agreement until the Loan has been paid in full and any commitments of the Bank to the Borrower have been terminated, except as set forth in the Addendum, the Borrower will not, without the Bank’s prior written consent:

5.1.  Indebtedness. Create, incur, assume or suffer to exist any indebtedness for borrowed money other than: (i) the Loan and any subsequent indebtedness to the Bank; (ii) open account trade debt incurred in the ordinary course of business and not past due;    (iii) indebtedness of the Borrower in respect of capitalized lease obligations and purchase money financings of personal property and (iv) indebtedness that is expressly subordinated to the Borrower’s indebtedness to the Bank, on terms and conditions that are satisfactory to the Bank pursuant to any subordination agreement required in connection with this Amendment.

5.2.    Liens and Encumbrances. Except as provided in Section 3.6, create, assume, incur or permit to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property subject to any conditional sales or other title retention agreement, except liens securing capitalized lease obligations and purchase money indebtedness; provided, that (i) such liens shall be limited solely to the personal property purchased with the proceeds of such indebtedness and (ii) the principal amount of the indebtedness secured by each such security interest does not exceed the purchase price of the related property.

5.3.    Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm, corporation or other entity, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

5.4.    Loans or Advances. Without the Bank’s prior written consent, make or have outstanding any loans or advances to, or otherwise extend credit to, any other person, firm, corporation or other entity, except for loans and advances (i) disclosed on the Borrower’s Historical Financial Statements, (ii) incurred in the ordinary course of the Borrower’s business consistent with past practices and customs and (iii) incurred in connection with any Permitted Acquisition.

5.5.    Merger or Transfer of Assets. Liquidate or dissolve, or merge or consolidate with or into any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of all or any substantial part of its property, assets, operations or business, whether now owned or hereafter acquired, except for Permitted Acquisitions (as hereinafter defined).

5.6.    Change in Business, Management or Ownership. Make or permit any Change of Control. For purposes hereof, “Change of Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”), directly or indirectly, of 25% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board of equivalent governing body on the first day of such period, (ii) whose election or nomination to the board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clause (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities.

5.7.    Acquisitions.    Except for a Permitted Acquisition, make acquisitions of all or substantially all of the property or assets of any person, firm, corporation or other entity. For purposes hereof, “Permitted Acquisition” shall mean any acquisition involving the Borrower; provided, that, (a) the line or lines of business of the entity to be acquired are substantially similar to those lines of business conducted by the Borrower, (b) the Borrower shall have provided the Bank with prior written notice of such acquisition, (c) such acquisition shall be consummated in accordance with applicable law, (d) the entity or person to be (or whose assets are to be) acquired does not oppose such acquisition, and (e) no default or Event of Default shall exist either before or after giving effect to such acquisition.

6.    Newly Created Subsidiaries. Healthcare Services Group, Inc. may create, directly or indirectly, a new consolidated subsidiary (the “New Entity”), provided, that (i) Healthcare Services Group, Inc. provides notice to the Bank of such New Entity within ten (10) days of its creation, and (ii) such newly created subsidiary is required to join in each of the Loan Documents as a co-borrower and assume all of the obligations and liabilities pursuant to the Loan Documents in accordance with their respective terms as though the Loan Documents had originally been made, executed, delivered and recorded, as the case may be, by the New Entity in addition to the Borrower. Such New Entity would become jointly and severally obligated along with the Borrower under the Loan Documents as co-borrowers. Such New Entity which is required to join as a co-borrower pursuant to this section shall execute and deliver to Bank such documents as required by the Bank.

7.    Events of Default.  The occurrence of any of the following will be deemed to be an Event of Default:

7.1.    Covenant Default. The Borrower shall default in the performance of any of the covenants or agreements contained in this Agreement, provided, however, that, no such failure to observe or perform any such covenants or other agreement (excluding financial covenants, financial reporting covenants, and negative covenants) shall constitute an Event of Default unless such failure continues for a period of 30 days after the earlier to occur of (a) the date when the Borrower becomes aware of such failure and (b) the date when the Bank gives written notice to the Borrower of such failure.

7.2.    Breach of Warranty. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement shall be false, incorrect or incomplete in any material respect when made or when deemed made.

7.3.    Other Default. The occurrence of an Event of Default as defined in the Note or any of the Loan Documents.

Upon the occurrence of an Event of Default, the Bank will have all rights and remedies specified in the Note and the Loan Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

8.    Conditions.  The Bank’s obligation to make any advance under the Loan is subject to the conditions that as of the date of the advance:

8.1.    No Event of Default. No Event of Default or event which with the passage of time, the giving of notice or both would constitute an Event of Default shall have occurred and be continuing;

8.2.    Authorization Documents. The Bank shall have received certified copies of resolutions of the board of directors, the general partners or the members or managers of any partnership, corporation or limited liability company that executes this Agreement, the Note or any of the other Loan Documents; or other proof of authorization satisfactory to the Bank; and

8.3.    Receipt of Loan Documents. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement, which may include an opinion of counsel in form and substance satisfactory to the Bank for any party executing any of the Loan Documents.

8.4.    Additional Condition. Prior to the first advance for funding of Captive Insurance Company, receipt by Bank of the regulatory required actuarial report filed with the Commonwealth (or whatever state it’s domiciled) to operate as an insurer as well as receipt of Captive Insurance Feasibility Analysis.

9.    Expenses.  The Borrower agrees to pay the Bank on demand, all costs and expenses incurred by the Bank in connection with any modifications to any Loan Document, and the collection of all of the Obligations, including but not limited to enforcement actions, relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including reasonable fees and expenses of counsel (but specifically excluding costs and fees of in-house counsel), expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

10.    Increased Costs. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred and any losses suffered or payments made by the Bank as a consequence of making the Loan by reason of any change in law or regulation, or the interpretation thereof, imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets.

11.    Miscellaneous.

11.1.    Notices: All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

11.2.    Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

11.3.    Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

11.4.    Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Agreement will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

11.5.    Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including but not limited to the Existing Loan Agreement.

11.6.    Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

11.7.    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Agreement in whole or in part.

11.8.    Interpretation. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

11.9.    No Consequential Damages, Etc. The Bank will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any person or entity, including the Borrower and any Guarantor, as a result of this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan.

10.10.    Assignments and Participations. At any time, without any notice to the Borrower, the Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Bank’s interest in the Loan. The Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower’s financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Bank’s interest in the Loan.

11.11.    Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated above is located, excluding its conflict of laws rules. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

11.12.    WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS / ATTEST:		HEALTHCARE SERVICES GROUP, INC.

/s/ Jason J. Bundick		By:	/s/ John C. Shea
(SEAL)

Print Name:	Jason J. Bundick	Print Name:	John C. Shea
Title:	General Counsel	Title:	Chief Financial Officer
(Include title only if an officer of entity signing to the right)

HUNTINGDON HOLDINGS, INC.

/s/ Michael Harrity		By:	/s/ John C. Shea
(SEAL)

Print Name:	Michael Harrity	Print Name:	John C. Shea
Title:	Secretary	Title:	President & Acting Secretary
(Include title only if an officer of entity signing to the right)

WITNESS / ATTEST:		HCSG STAFF LEASING SOLUTIONS, LLC
By: Healthcare Services Group, Inc., its Sole Member

/s/ Jason J. Bundick		By:	/s/ John C. Shea
(SEAL)

Print Name:	Jason J. Bundick	Print Name:	John C. Shea
Title:	General Counsel	Title:	Chief Financial Officer
(Include title only if an officer of entity signing to the right)

PNC BANK, NATIONAL ASSOCIATION

		By:	/s/ Joseph A. Serianni
(SEAL)

		Print Name:	Joseph A. Serianni
		Title:	Senior Vice President

ADDENDUM to that certain Amended and Restated Loan Agreement dated December 18, 2013 between Healthcare Services Group, Inc., Huntingdon Holdings, Inc. and HCSG Staff Leasing Solutions, LLC as the Borrower and PNC Bank, National Association, as the Bank. Capitalized terms used in this Addendum and not otherwise defined shall have the meanings given them in the Agreement. Section numbers below refer to the sections of the Agreement.

3.6    Title to Assets. Describe additional liens and encumbrances below:

None

CONTINUATION OF ADDENDUM

FINANCIAL COVENANTS

(1)    Healthcare Services Group, Inc. will maintain as of the end of each fiscal quarter, on a trailing four quarters basis a ratio of Funded Debt to EBITDA of less than 3.00 to 1.00.

As used herein:

“EBITDA” means net income plus interest expense plus income tax expense plus depreciation plus amortization.

“Funded Debt” means all indebtedness for borrowed money, including but not limited to capitalized lease obligations, reimbursement obligations in respect of letters of credit and guaranties of any such indebtedness.

All of the above financial covenants shall be computed and determined in accordance with GAAP applied on a consistent basis (subject to normal year-end adjustments).